Exhibit 10.10

                         Executive Employment Agreement

     This agreement of employment is effective as of May 1, 2003, by and between Cyberlux Corporation ("Employer") and Mark D. Schmidt ("Executive Employee")..

     For  good  and   valuable   consideration,   receipt  of  which  is  hereby
acknowledged, the Employer (hereinafter "the Company" or "Cyberlux") employs the Executive Employee in accordance with the following terms and conditions.

     1. The Executive Employee shall perform the following duties and fulfill the following responsibilities: (a), the Executive Title shall be Executive Vice President and Chief Operating Officer (hereinafter "COO"); (b) duties shall extend to governance of all policies, procedures, operations and commitments of the Company; and (c) responsibility is full management accountability to the CEO and Board of Directors.

     2. The COO's employment under this agreement shall commence on May 1, 2003 and shall, unless otherwise renewed, terminate on April 30, 2008. The COO's contract of employment may otherwise terminate upon occurrence of any of the following events: (a) death or disability of the COO; (b) failure of the COO to perform his duties satisfactorily due to ill health; (c) voluntary withdrawal from office after nomination of a duly qualified successor; or (d) failure to perform duties as fully described by a consensus of the Board. In the event of
(a) death or disability, the Company will have provided for insurance or other funding source to pay to the spouse of the COO a minimum of $360,000 or an amount equal to twice the COO's annual salary, including allowances and/or bonuses; (b) failure to perform due to ill health, the Company will have provided for disability insurance or other funding sources to pay the disabled COO 65% of his salary, including allowances and/or bonuses, that were in effect at the time of his disability through the remaining term of this contract; and
(c) voluntary withdrawal, the Company will have provided a retirement benefit equal to 55% of the COO's cumulative salary, including allowances and/or bonuses, which shall be payable upon withdrawal from office.

     3. Compensation of the COO shall be by salary payable semimonthly, by bonuses consistent with certain thresholds of performance and through a stock option plan to be established by the Board of Directors. For the period May 1, 2003 through December 31, 2003 the COO is to be paid a base salary of $15,000 per month. The COO is to receive full health plan coverage which extends to his spouse, an automobile allowance of $600 per month; term life and disability insurance. Upon execution of this Agreement, the COO will be issued 200,000 shares of common stock as bonus.

     4. The COO, Mark D. Schmidt, will not at any time during the tenure of this agreement, or for a period of three years subsequent to the termination of this agreement, engage in any business competitive to that of Cyberlux Corporation unless such engagement may be on behalf of or enure to the benefit of the Company.

     5. Any dispute that may arise concerning fulfillment of the terms and conditions of this contract will be resolved by binding arbitration of the parties hereto. Each party shall select one arbitrator and both such arbitrators shall select a third. The arbitration will be governed by the rules of the American Arbitration Association then in force.

     6. The terms and conditions of this contract will continue to any successor ownership of Cyberlux Corporation that may occur through reorganization, merger with or acquisition by another entity or entities. This agreement constitutes the complete understanding between the Company and Mark D. Schmidt unless amended by a subsequent written instrument signed by both parties.

Cyberlux Corporation                             Executive Employee


By /s/ Donald F. Evans                           By /s/ Mark D. Schmidt
   -------------------                              -------------------
Its President, CEO & Director                    Title: Chief Operating Officer



Attest:


By /s/ John W. Ringo
------------------------

Its Secretary & Director